UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2013

The ADT Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35502	45-4517261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1501 Yamato Road Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip code)

(561) 988-3600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2013, The ADT Corporation (the “Company”) announced that the Board of Directors (the “Board”) has appointed Michael S. Geltzeiler as the Company’s Senior Vice President and Chief Financial Officer. Mr. Geltzeiler is expected to join the Company shortly after the successful close of the acquisition of NYSE Euronext by IntercontinentalExchange which is targeted for November 4, 2013.

Mr. Geltzeiler, 55, currently serves as Chief Financial Officer and Group Executive Vice President of NYSE Euronext since June 2008. Prior to that, he served as President, School and Educational Services for the Reader’s Digest Association, and from 2001 to 2007 he served as its Chief Financial Officer and Senior Vice President. Prior to that, Mr. Geltzeiler served as Chief Financial Officer of Marketing Services, Corporate Controller and Chief Financial Officer for the EMEA region at ACNielsen Corporation and worked in a variety of senior finance positions both in the United States and abroad for Dun & Bradstreet. Mr. Geltzeiler holds a Master of Business Administration in finance from New York University’s Stern School of Business, a Bachelor of Science in accounting from the University of Delaware and a CPA certification from New York State.

Upon Mr. Geltzeiler assuming the role of Senior Vice President and Chief Financial Officer, Mr. Geltzeiler will receive an annual base salary of $750,000 and will be eligible to participate in the Company’s annual incentive plan and earn annual incentive compensation, with a target bonus opportunity of $750,000. Mr. Geltzeiler is also eligible to participate in the Company’s annual long-term incentive program and for fiscal year 2014, he is expected to receive equity awards with a recommended grant date fair value of $1,875,000, which will be spread among stock options, restricted stock units (RSUs) and performance share units (PSUs). The stock options and RSUs that will be granted to Mr. Geltzeiler are expected to vest in equal installments over a four-year period beginning on the first anniversary of the date of grant. The number of PSUs earned will be determined at the end of three years and can range from 0% to 200% of the target number of shares granted based on achievement of Company performance metrics. In connection with his hire, Mr. Geltzeiler will receive an equity grant valued at $1,000,000 consisting of RSUs and stock options each valued at $500,000 with the RSUs expected to vest on the third anniversary of the date of grant and the stock options expected to vest in equal installments over a three-year period beginning on the first anniversary of the date of grant. Mr. Geltzeiler is also entitled to receive relocation assistance and participate in the employee benefit plans that the Company customarily makes available to senior executives, including participation in the Company’s defined contribution retirement plans, medical and dental plans and severance plans.

There are no relationships between the Company or its subsidiaries, on one hand, and Mr. Geltzeiler, on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Geltzeiler and any directors or other executive officers of the Company.

A copy of the press release publicly announcing the appointment of Mr. Geltzeiler is furnished as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of The ADT Corporation dated October 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ADT CORPORATION

By:	/s/ N. David Bleisch
Name:	N. David Bleisch
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: October 15, 2013

INDEX TO EXHBITS

Exhibit No.	Description

99.1	Press Release of The ADT Corporation dated October 14, 2013.